Exhibit 10.3

Restricted Stock Unit Agreement
(time and performance vesting)

RESTRICTED STOCK UNIT AGREEMENT
PURSUANT TO THE
EXPRESS, INC. 2010 INCENTIVE COMPENSATION PLAN

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Participant:    [___________]

Grant Date:    [___________]

Number of Restricted Stock Units granted: [___________]

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THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Express, Inc., a Delaware corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Express, Inc. 2010 Incentive Compensation Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. Subject to Section 5, the Participant shall not have the rights of a stockholder in respect of the shares underlying this Award until such shares are delivered to the Participant in accordance with Section 4.

Exhibit 10.3

3.[Vesting and Payment.

(a)Performance-Based Vesting. Subject to the provisions of Section 3(b) hereof, the RSUs subject to this grant shall become tentatively vested based on performance as based on the Company’s achievement of varying levels of “Adjusted Earnings Per Diluted Share” for the performance period beginning on [___________] and ending on [___________] in accordance with the following schedule:

Adjusted Earnings Per Diluted Share	Performance Level	Number of RSUs Tentatively Vested Based on Performance
[______]	Threshold	[______]
[______]	Target	[______]
[______]	Maximum	[______]

For purposes hereof, the performance metric of “Adjusted Earnings Per Diluted Share” means the Company’s earnings per diluted share calculated in accordance with generally accepted accounting principles, adjusted to exclude the impact of any non-core operating costs consistent with past practice for debt extinguishment and one-time transaction costs. To the extent that actual Adjusted Earnings Per Diluted Share for the performance period hereunder is between the Threshold level and the Target level or between the Target level and the Maximum level, the number of RSUs to become tentatively vested hereunder based on performance shall be determined on a pro rata basis using straight line interpolation and rounding down to the nearest whole unit; provided that no RSUs shall become tentatively vested based on performance if the actual Adjusted Earnings Per Diluted Share level achieved for the performance period is less than the Threshold level of performance set forth in the schedule above; and provided, further, that the maximum number of RSUs that may become tentatively vested based on performance shall not exceed the number of RSUs set forth in the schedule above corresponding to the Maximum level of performance set forth in the schedule above.

(b)Time-Based Vesting. To the extent that the RSUs become tentatively vested based on performance pursuant to Section 3(a) hereof, such tentatively vested RSUs shall become unrestricted and fully vested pursuant to the schedule set forth in the table below, provided that the Participant has not incurred a Termination prior to each such vesting date:

Vesting Date	Cumulative Percentage of Performance Vested RSUs to Become Fully Vested
[______]	[______]
[______]	[______]
[______]	[______]
[______]	[______]

There shall be no proportionate or partial vesting under this Section 3(b) in the periods prior to each vesting date and all vesting under this Section 3(b) shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date.

(c)Death or Disability Terminations. Notwithstanding Sections 3(a) and 3(b), in the event of Termination due to (i) the Participant’s death or (ii) the Participant’s Disability, the unvested RSUs outstanding hereunder as of the date of such Termination shall become unrestricted and fully vested as of the date of such Termination as follows:

Exhibit 10.3

(i) Prior to Completion of Performance Period. In the event that such Termination occurs prior to the completion of the applicable performance period under Section 3(a), the unvested RSUs outstanding hereunder as of the date of such Termination shall become unrestricted and fully vested as of the date of such Termination at the target performance level of achievement under Section 3(a) without regard to the vesting provisions under Section 3(b).

(ii) On or After Completion of Performance Period. In the event that such Termination occurs on or after the completion of the applicable performance period under Section 3(a), the unvested RSUs outstanding hereunder as of the date of such Termination that have previously become tentatively vested under Section 3(a) shall become unrestricted and fully vested as of the date of such Termination without regard to the vesting provisions under Section 3(b).

For purposes hereof, the term “Disability” shall mean Participant is disabled as determined in accordance with the Company’s long-term disability plan applicable to Participant or, in the absence of such a plan, as determined by the Committee, for a period of at least six (6) months in any twelve (12)‐month calendar period.
(d)Retirement. Notwithstanding Section 3(b), in the event of the Participant’s Termination due to “Retirement” (as defined below), the number of unvested RSUs subject to this grant as of the date of such Termination shall be subject to the following provisions:

(i) Prior to Completion of Performance Period. In the event that such Termination occurs prior to the completion of the applicable performance period under Section 3(a), the number of unvested RSUs subject to this grant as of the date of such Termination that shall become tentatively vested under Section 3(b) as of the date of such Termination shall be determined on a pro rata basis by multiplying the number of unvested RSUs outstanding hereunder that are scheduled to become tentatively vested under Section 3(b) on the vesting date immediately following the date of such Termination by a fraction, the numerator of which is the number of days in which the Participant was employed by the Company or its Subsidiaries for the period commencing on the vesting date immediately preceding the date of such Termination and continuing through the date of such Termination, and the denominator of which is the number of days in the period commencing on the vesting date immediately preceding the date of such Termination and ending on the vesting date immediately following the date of such Termination. Thereafter, the number of tentatively vested RSUs under Section 3(b), after taking into account the accelerated vesting contemplated by this Section 3(d)(i), shall remain outstanding and shall become unrestricted and fully vested upon completion of the applicable performance period provided in Section 3(a) based on actual performance during such performance period in accordance with the provisions of Section 3(a).

(ii) On or After Completion of Performance Period. In the event that such Termination occurs on or after the completion of the applicable performance period under Section 3(a), the unvested RSUs outstanding hereunder as of the date of such Termination that have previously become tentatively vested under Section 3(a) shall become unrestricted and fully vested as of the date of such Termination on a pro rata basis determined by multiplying the number of unvested RSUs outstanding hereunder that are scheduled to become unrestricted and fully vested under Section 3(b) on the vesting date immediately following the date of such Termination by a fraction, the numerator of which is the number of days in which the Participant was employed by the Company or its Subsidiaries for the period commencing on the vesting date immediately preceding the date of such Termination and continuing through the date of such Termination, and the denominator of which is the number of days in the period commencing on the vesting date immediately preceding the date of such Termination and ending on the vesting date immediately following the date of such Termination.

Exhibit 10.3

For purposes hereof, the term “Retirement” shall mean any Termination by the Participant, other than a Termination for Cause, death or Disability, at or after age fifty-five (55) and when the Participant has at least ten (10) years of full-time service (whether or not continuous) with the Company or any of its Subsidiaries.
(e)Effect of Detrimental Activity. The provisions of Section 10.4 of the Plan regarding Detrimental Activity shall apply to the RSUs.

(f)Forfeiture. Subject to Sections 3(c) and 3(d), all unvested RSUs shall be immediately forfeited upon the Participant’s Termination for any reason.]

4.Delivery of Shares.

(a)General. Subject to Section 4(b) and the provisions of the Plan, the Company shall deliver to the Participant on the date on which the RSUs become unrestricted and fully vested hereunder the number of shares of Common Stock equal to the number of RSUs that become unrestricted and fully vested on such date. In no event shall a Participant be entitled to receive any shares with respect to any unvested or forfeited portion of the RSU.

(b)Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 4(a), such distribution shall be instead made on the earlier of (i) the date the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to two and one-half (2.5) months following the date such distribution would otherwise have been made.

(c)In lieu of delivering any fractional shares of Common Stock to Participant pursuant to this Agreement, the Company shall first aggregate any such fractional amounts due to be delivered to Participant at such time and then round down for fractional amounts less than one-half and round up for fractional amounts equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

5.Dividends and Other Distributions. Participants holding RSUs shall be entitled to receive all dividends and other distributions paid with respect to such shares, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying RSUs and shall be paid at the time the RSUs become vested pursuant to Section 3, and provided, further, that such dividends or distributions shall be accumulated and deemed reinvested in additional shares of Common Stock based on the Fair Market Value of the Common Stock at the time of the dividend or distribution and shall be paid only in shares of Common Stock. Any such shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the RSUs with respect to which they were paid.

6.Non-transferability. The RSUs, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way the RSUs, or the levy of any execution, attachment or similar legal process upon the RSUs, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

Exhibit 10.3

7.Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8.Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any statutorily required minimum withholding obligation with regard to the Participant may, with the consent of the Committee, be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable to the Participant hereunder.

9.Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

10.Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Chief Financial Officer of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

11.No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without cause.

12.Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSU awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

13.Compliance with Laws. This issuance of RSUs (and the shares underlying the RSUs) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the 1934 Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this RSU or any of the shares pursuant to this Agreement if any such issuance would violate any such requirements.

Exhibit 10.3

14.Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except as provided by Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

15.Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

16.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

17.Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

18.Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

19.Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

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Exhibit 10.3

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EXPRESS, INC.

By:____________________________

Name:_________________________

Title:__________________________

PARTICIPANT

__________________________________

Name:____________________________